Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915, 333-68919, 333-119004, 333-119005, and 333-119006) of Orleans Homebuilders, Inc. of our report dated September 8, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 8, 2006